SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 24, 2002

                         URSTADT BIDDLE PROPERTIES INC.
               (Exact Name of Registrant as Specified in Charter)



       Maryland              1-12803                           04-2458042
(State or jurisdiction    (Commission file Number)          (I.R.S. Employer
    of Incorporation)                                       Identification No.)


                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
          (Address of principal executive offices, including zip code)

     Registrant's telephone number, including area code: (203) 863-8200
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Item 2. Acquisition or Disposition of Assets

On December 23, 2002, the Registrant purchased the Westchester Pavilion Shopping Center located in White Plains, New York from the State of Wisconsin Investment Board. The property was acquired for a purchase price of $39,900,000 (exclusive of estimated closing costs, fees and other expenses of approximately $130,000) and was funded from available cash.

The acquisition was pursuant to a Purchase and Sale Agreement dated December 2, 2002 by and between the State of Wisconsin Investment Board and Registrant.

The property acquired contains 173,569 square feet of developed leasable space and 11,000 square feet of undeveloped space, is located in Westchester County, New York and is situated on 13.9 acres of land. The shopping center contains 8 retail tenants. Tenants, who lease more than 10% of the property's leasable area, consist of Toys `R Us (46,850 sf), The Sports Authority (43,000 sf), Borders Books (35,000 sf), and OfficeMax (25,750 sf). The property is currently 99% occupied.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements and Pro Forma Financial Information

                  The financial statements and pro forma financial information required to be filed as specified in Rule 3.14 and Article 11 of Regulation S-X are not contained herein as it is impracticable to provide such information at this time. Such information will be provided as soon as practicable, but no later than 60 days from the date of this of report.

         (b)      Exhibits

                  Purchase and Sale Agreement between the Registrant and the State of Wisconsin Investment Board.


                                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut on December 24, 2002.



                         URSTADT BIDDLE PROPERTIES INC.

                             By: /s/ James R. Moore
                                 James R. Moore
                                 Executive Vice President
                                 - Chief Financial Officer